EXHIBIT 99.2

In our fourth quarter 2004 Earnings Conference Call to be held at 2:00 P.M.
(EDT) on December 9, 2004, we will provide the following guidance regarding our expected results of operations for our fiscal year ending October 31, 2005. These forecasts are subject to many risks, uncertainties and assumptions and may vary significantly from the actual results, as further noted below. Information with respect to quarterly data is subject to even greater fluctuation and risk. We undertake no obligation to publicly update the information provided due to changes in economic conditions, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted. We suggest that you listen to the conference call in its entirety. The conference call in its entirety can be heard via the Investor Relations portion of our website, www.tollbrothers.com, until January 31, 2005.

For ease of reference, we have included the actual results for fiscal 2004. The columns designated as "Low" and "High" represents the low and high ends of the ranges of unit deliveries, average price, home building gross margins as a percentage of home building revenues and selling, general and administrative expenses ("SG&A") as a percentage of total revenues expected for fiscal 2005. We expect that the actual results of operations will be somewhere in between the low end and the high end of the ranges provided.

Unit deliveries and average prices in fiscal 2005 are expected to be:

                                                Unit Deliveries                         Average Price
                                         -------------------------------   -----------------------------------------
                                           2004       2005 Estimated           2004            2005 Estimated
                                          Actual      Low        High         Actual          Low          High
                                         ---------  ---------  ---------------------------------------  ------------

Quarter ending January 31                 1,085        1,475      1,575     $543,389         $620,000      $625,000
Quarter ending April 30                   1,463        1,900      2,000     $556,602         $630,000      $640,000
Quarter ending July 31                    1,684        2,000      2,100     $588,637         $640,000      $650,000
Quarter ending October 31                 2,395        2,525      2,625     $603,048         $650,000      $660,000
Year                                      6,627        7,900      8,300     $579,365         $635,000      $645,000


Home building gross margins as a percentage of home building revenues in fiscal 2005 are expected to be:

                                                        2005 Estimated
                                   2004         -------------------------------
                                  Actual             Low              High
                               --------------   --------------    -------------
Quarter ending January 31             28.35%           28.85%           29.00%
Quarter ending April 30               28.21%           29.50%           29.80%
Quarter ending July 31                28.43%           30.58%           30.88%
Quarter ending October 31             28.63%           31.78%           32.13%
Year                                  28.45%           30.40%           30.70%



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Land sales revenues and gross margins for fiscal 2005 are expected to be approximately:

                                                                  2004               2005
                                                                 Actual            Estimated
                                                             ---------------    ----------------
                                                                       (In thousands)
Revenue
-------------------------------------------------
Quarter ending January 31                                            $5,987              $1,000
Quarter ending April 30                                              $2,011             $14,000
Quarter ending July 31                                              $12,940              $1,000
Quarter ending October 31                                            $1,553              $1,000
Year                                                                $22,491             $17,000

                                                                  2004               2005
                                                                 Actual            Estimated
                                                             ---------------    ----------------
Gross Margin
-------------------------------------------------
Quarter ending January 31                                             11.4%               15.0%
Quarter ending April 30                                               25.3%               35.0%
Quarter ending July 31                                                42.0%               15.0%
Quarter ending October 31                                              6.0%               15.0%
Year                                                                  29.9%               31.5%


Other income for fiscal 2005 is expected to be approximately:

                                                                 2004                2005
                                                                Actual            Estimated
                                                            ----------------   ----------------
                                                                      (In thousands)

Quarter ending January 31                                            $1,683             $3,000
Quarter ending April 30                                              $2,436             $3,000
Quarter ending July 31                                               $3,364             $4,500
Quarter ending October 31                                            $7,937             $7,500
Year                                                                $15,420            $18,000


Income from unconsolidated entities for fiscal 2005 is expected to be approximately:

                                                                  2004               2005
                                                                 Actual            Estimated
                                                            -----------------   ----------------
                                                                      (In thousands)

Quarter ending January 31                                              $ 665             $1,500
Quarter ending April 30                                                $ 729             $2,500
Quarter ended July 31                                                 $5,551             $8,000
Quarter ending October 31                                             $8,786             $3,500
Year                                                                 $15,731            $15,500

Selling, general and administrative expenses as a percentage of total revenues in fiscal 2005 are expected to be:

                                                         2005 Estimated
                                  2004           ------------------------------
                                 Actual              Low               High
                             ----------------    -------------     ------------

Quarter ending January 31             12.82%           11.82%           11.72%
Quarter ending April 30               10.97%            9.97%            9.77%
Quarter ending July 31                10.23%            9.88%            9.73%
Quarter ending October 31              7.58%            8.58%            8.58%
Year                                   9.79%            9.84%            9.74%

Interest expense as a percentage of total revenues for fiscal 2004 was 2.4%. Interest expense as a percentage of total revenues is expected to be approximately 2.3% for fiscal 2005.

Our effective income tax rate for fiscal 2004 was 36.8% of income before income taxes. Our effective income tax rate is expected to be approximately 37% of income before income taxes for fiscal year of 2005.

In-the-money stock options are included in shares outstanding using the "treasury stock method" for calculating common stock equivalents. Because we have assumed that our stock price will increase during fiscal 2005 and we expect that options will be exercised and stock will be issued under our Cash Bonus Program, the number of shares used to determine earnings per share will increase in fiscal 2005 as compared to 2004. We estimate that the share count for determining diluted earnings per share for fiscal 2005 will be:

                                                   2004            2005
                                                  Actual         Estimated
                                              ---------------   ------------
                                                     (in thousands)

Quarter ending January 31                             80,819         82,400
Quarter ending April 30                               81,426         83,600
Quarter ending July 31                                80,920         84,300
Quarter ending October 31                             81,499         84,900
             Year                                     81,166         83,800


FORWARD LOOKING STATEMENT

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.